EXHIBIT 21.1
     The following list sets forth (i) all subsidiaries of Ryder System, Inc. at December 31, 2010, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

State or Country of
Name of Subsidiary	Incorporation or Organization
3241290 Nova Scotia Company	Nova Scotia
Associated Ryder Capital Services, Inc.	Florida
CRTS Logistica Automotiva S.A.	Brazil
Far East Freight, Inc.	Florida
Globe Master Insurance Company	Vermont
Network Vehicle Central, Inc.	Florida
Network Vehicle Central, LLC	Florida
Phaseking Limited	United Kingdom
Road Master, Limited	Bermuda
RSI Acquisition Corp.	Delaware
RSI Holding B.V.	Netherlands
RSI Purchase Corp.	Delaware
RTI Argentina S.A.	Argentina
RTRC Finance LP	Canada
RTR Holdings (B.V.I.) Limited	British Virgin Islands
RTR Leasing I, Inc.	Delaware
RTR Leasing II, Inc.	Delaware
Ryder Airport Operations Corp.	Florida
Ryder Argentina S.A.	Argentina
Ryder-Ascent Logistics Pte Ltd.	Singapore
Ryder Asia Pacific Holdings B.V.	Netherlands
Ryder Asia Pacific Pte Ltd.	Singapore
Ryder Australia Pty Ltd.	Australia
Ryder Canadian Financing US LLC	Delaware
Ryder Capital Ireland Holdings I LLC	Delaware
Ryder Capital Ireland Holdings II LLC	Delaware
Ryder Capital Luxembourg Limited	Luxembourg
Ryder Capital Luxembourg Limited, Corp.	Florida
Ryder Capital, S. de R.L. de C.V.	Mexico
Ryder Capital Services Corporation	Delaware
Ryder Container Terminals	Canada
RYDERCORP	Florida
RYDERCORP, Inc.	Delaware
Ryder CRSA Logistics (1)	Canada
Ryder CRSA Logistics (HK) Limited	Hong Kong
Ryder de Mexico, S. de R.L. de C.V.	Mexico
Ryder Dedicated Logistics, Inc.	Delaware
Ryder Deutschland GmbH	West Germany
Ryder Distribution Services Limited	United Kingdom
Ryder do Brasil Ltda.	Brazil
Ryder Energy Distribution Corporation	Florida

State or Country of
Name of Subsidiary	Incorporation or Organization
Ryder Europe B.V.	Netherlands
Ryder Europe Operations B.V.	Netherlands
Ryder Fleet Products, Inc.	Tennessee
Ryder Fuel Services, LLC	Delaware
Ryder Funding LP	Delaware
Ryder Funding II LP	Delaware
Ryder Holding, LLC	Delaware
Ryder Hungary Logistics LLC	Hungary
Ryder, Inc. of Florida	Florida
Ryder Integrated Logistics, Inc. (2)	Delaware
Ryder Integrated Logistics of California, LLC	Delaware
Ryder Integrated Logistics of Texas, LLC	Texas
Ryder International Acquisition Corp.	Florida
Ryder International, Inc.	Florida
Ryder Limited	United Kingdom
Ryder Logistica Ltda.	Brazil
Ryder Logistics (Shanghai) Co., Ltd.	China
Ryder Mauritius Holdings, Ltd.	Mauritius
Ryder Mexican Holding B.V.	Netherlands
Ryder Mexican Investments I LLC	Delaware
Ryder Mexican Investments II LLC	Delaware
Ryder Mexican Investments I LP	Delaware
Ryder Mexican Investments II LP	Delaware
Ryder Mexicana, S. de R.L. de C.V.	Mexico
Ryder Offshore Holdings I LLC	Delaware
Ryder Offshore Holdings II LLC	Delaware
Ryder Offshore Holdings III LLC	Delaware
Ryder Offshore Holdings LP	Delaware
Ryder Pension Fund Limited	United Kingdom
Ryder Polska Sp. z o.o.	Poland
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Realty, Inc.	Delaware
Ryder Receivable Funding III, LLC	Delaware
Ryder Services Corporation (3)	Florida
Ryder Servicios do Brasil Ltda.	Brazil
Ryder Servicios, S. de R.L. de C.V.	Mexico
Ryder (Shanghai) Logistics Co., Ltd.	China
Ryder Singapore Pte Ltd.	Singapore
Ryder Sistemas Integrados de Logistica Limitada(4)	Chile
Ryder St. Louis Redevelopment Corporation	Missouri
Ryder Supply Chain Solutions Asia Limited	Hong Kong
Ryder Sweden AB	Sweden
Ryder System B.V.	Netherlands
Ryder System Holdings (UK) Limited	United Kingdom
Ryder System Limited	United Kingdom
Ryder System Malaysia Sdn. Bhd.	Malaysia

State or Country of
Name of Subsidiary	Incorporation or Organization
Ryder System (Thailand) Co., Ltd.	Thailand
Ryder Thailand I, LLC	Florida
Ryder Thailand II, LLC	Florida
Ryder Thailand III, LLC	Florida
Ryder Thailand IV, LLC	Florida
Ryder Thailand V, LLC	Florida
Ryder Thailand VI, LLC	Florida
Ryder Truck Rental Holdings Canada Ltd.	Canada
Ryder Truck Rental, Inc. (5)	Florida
Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware
Ryder Truck Rental Canada Ltd.(6)	Canada
Ryder Truck Rental LT	Delaware
Ryder Truckstops, Inc.	Florida
Sistemas Logisticos Sigma S.A.	Argentina
Spring Hill Integrated Logistics Management, Inc.	Delaware
Surplus Property Holding Corp.	Florida
Tandem Transport, L.P.	Georgia
TLC Holdings, Inc.	Wisconsin
Total Logistic Control, LLC	Delaware
Total Logistics, Inc.	Wisconsin
Translados Americanos, S. de R.L. de C.V.	Mexico
Truck Transerv, Inc.	Delaware

(1)	British Columbia, Ontario, Quebec: d/b/a CRSA Logistics

(2)	Florida: d/b/a UniRyder

(3)	Ohio and Texas: d/b/a Ryder Claims Services Corporation

(4)	Chile: d/b/a Ryder Chile Limitada

(5)	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

Maryland and Virginia: d/b/a Ryder/Jacobs

Michigan: d/b/a Atlas Trucking, Inc.

Michigan: d/b/a Ryder Atlas of Western Michigan

(6)	French Name: Location de Camions Ryder du Canada Ltee.

Canadian Provinces: Ryder Integrated Logistics Ryder Dedicated Logistics Ryder Canada